FOR IMMEDIATE RELEASE CONTACT: BRETT CHILES

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EQUUS TOTAL RETURN, INC. ANNOUNCES

CERTAIN BOARD CHANGES

HOUSTON, TX - March 22, 2010 - Equus Total Return, Inc. (NYSE: EQS) (the "Fund") has announced that Richard F. Bergner has been appointed non-executive Chairman of the Board. Mr. Bergner has served on the Fund's Board as an Independent Director for four years. He has been a practicing attorney in Houston, TX for 50 years.

Robert L. Knauss was elected Chairman of the Fund's Audit Committee. Mr. Knauss has been an Independent Director of the Fund for 19 years. He is the former Dean and Distinguished University Professor of Houston Law School and was also Dean of Vanderbilt Law School.

"These appointments reflect the Fund's commitment to strengthening Board positions," said Mr. Bergner. "The announced Board changes do not affect any Fund officer positions or staff."

The Fund is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS". Additional information on the Fund may be obtained from the Fund's website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Fund's filings with the SEC. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Fund or any other person that the events or circumstances described in such statements are material.